UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 01/24/2007

API NANOTRONICS CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	510388133
(State or other jurisdiction of incorporation	(IRS Employer Identification No.)

505 University Avenue, Suite 1400, Toronto, Ontario, Canada	M5G 1X3
(Address of principal executive offices)	(zip code)

(416) 593-6543

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 24, 2007 API Nanotronics Corp. (the “Corporation”) borrowed $6,000,000 from Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. (the “Lender”) in order to fund its purchase of the stock of National Hybrid, Inc., a New York corporation, and Pace Technology, Inc., a Florida corporation, from the Estate of Benedict Pace, and to provide the Corporation with additional working capital. This loan is evidenced by a promissory note (the “Note”) in favor of the Lender. The Note bears interest at 12% per annum and with interest payable semi-annually. The principal amount of the Note is due five years and one month from the date on which it was made and may be prepaid at any time at the option of the Corporation without penalty.

The note is not presently secured. However, if the Note is not repaid within three months of the date when the Note was made, the Lender may require that the Corporation and any of its subsidiaries enter into security agreements or other documents to grant the Lender a security interest in the assets of the Corporation and such subsidiaries.

Phillip DeZwirek, a director and the Chairman, Chief Executive Officer and Treasurer of the Corporation, is the President of the Lender and holds a 50% equity interest in Icarus Investments Corp., which in turn holds a 50.1% equity interest in the Lender. Jason DeZwirek, a director and the Secretary of the Corporation, owns the other 50% of the equity of Icarus Investments Corp. The Lender owns 2,611,780 exchangeable shares of API Nanotronics Sub, Inc. (“Sub”) which shares are exchangeable at the option of the holder into common stock of the Corporation. The exchangeable shares through a mechanism put in place when these shares were issued have the voting rights of a like number of shares of common stock at any meeting of the Corporation’s stockholders. Phillip DeZwirek owns directly 4,499,960 exchangeable shares of Sub and a warrant to purchase 2,500,000 shares of the Corporation’s common stock. Jason DeZwirek owns directly 3,675,000 exchangeable shares of Sub and a warrant to purchase 2,500,000 shares of the Corporation’s common stock. Additionally, the shares owned by the Lender may be attributed to both Phillip DeZwirek and Jason DeZwirek.

As of January 25, 2007, the Corporation had outstanding 68,260,732 shares, including for purposes of this calculation outstanding shares of common stock, outstanding exchangeable shares of Sub and 576,650 shares of our common stock or exchangeable shares that can be issued for outstanding common shares of API Electronics Group Corp. This numbers does not include options and warrants for 5,125,000 shares of our common stock exercisable now or within 60 days, which includes the warrants held by Phillip DeZwirek and Jason DeZwirek.

The terms of the loan were approved by a special committee of the board of directors of the Corporation consisting of the directors not affiliated with the Lender, Thomas Mills and Donald Wright.

The description set forth herein of the terms and conditions of the loan from Lender is qualified in its entirety by reference to the full text of the Promissory Note of the Corporation, which is filed with this report as Exhibit 10.10 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 25, 2007, the Corporation acquired all the stock of National Hybrid, Inc. and Pace Technology, Inc. from the Estate of Benedict G. Pace (the “Estate”), the owner of such stock. The purchase price was $9.75 million payable in cash.

There was no material relationship between the Estate and the Corporation or any of its affiliates or any officer or director of the Corporation or any associate of such officer or director other than the Stock Purchase Agreement among the Corporation, the Estate, National Hybrid, Inc. and Pace Technology, Inc.

The funding for the acquisition was obtained from the loan from the Lender described in Item 1.01 above and from the cash on hand, which it had received from the private sale of shares of common stock of Rubincon Ventures Inc. in February 2006. The Corporation resulted from a business combination of Rubincon Ventures Inc. and API Electronics Group Corp. that occurred on November 6, 2006.

National Hybrid, Inc. (NHI) was founded in 1974 to respond to the military/aerospace market’s critical and growing need for reliable, high-performance microcircuits. In 1999 Pace Technology, Inc. (Pace) opened. Pace is a related company, which possesses a state of the art automated low-cost production facility (together NHI and Pace are referred to as National Hybrid Group). National Hybrid Group has maintained a focus on designing and manufacturing increasingly complex, cost-effective, high-reliability microcircuits such as 1553 data bus products, solid state power controllers, opto-couplers, high-density multi-chip modules and custom hybrid-microcircuits. National Hybrid Group has identified and developed products for niche opportunities in the industrial / process control market. In support of its goals and objectives National Hybrid Group continues to develop products that maximize its potential as a sole source supplier in the military/aerospace market.

National Hybrid Group’s expertise includes analog and digital designs as well as application specific integrated circuits and gate-array implementations. Extensive in-house simulation, prototype testing and analysis facilities allow National Hybrid Group to develop products for both standard and custom applications with heightened reliability.

National Hybrid Group leads the avionics industry in key military communications technologies and manufacturers state of the art components. National Hybrid Group has developed the world’s smallest complete Mil-Std-1553 communications terminal. National Hybrid Group has recently introduced COTS (commercial off the shelf) circuit board implementations that allow customers to bring their products to market in a more timely fashion with a minimum of hardware design. National Hybrid Group’s products are designed into the most advanced airborne platforms worldwide, including the C-17 Globemaster III and C-130J Hercules aircraft, AH-64 Apache helicopter, F-15, F-16, F-18, F-22, and EF2000 fighter aircraft programs, among others.

National Hybrid Group is headquartered in a 20,000 sq. ft. facility in Ronkonkoma, New York, adjacent to the Long Island MacArthur Airport. National Hybrid Group’s hybrid microcircuit manufacturing capabilities in Ronkonkoma, New York are state of the art. National Hybrid’s Islip, New York facility will be used for warehousing and manufacturing. The 13,500 sq. ft. Pace Technology facility located in Largo, Florida is an automated high volume production plant that augments the production capability of the New York facilities. Advanced statistical engineering processes and analyses are employed by National Hybrid Group in the production process to optimize test times, improve reliability of components and production yield.

National Hybrid Group has clean room and comprehensive test facilities with full environmental screening capabilities. The stringent requirements of military and aerospace quality have been certified by the applicable agencies. Teams routinely perform design reviews, self-audits, and comprehensive error analyses at National Hybrid Group plants to insure high quality.

National Hybrid Group has been recognized by many customers as a key supplier. Rockwell Collins named NHI a top preferred supplier for both 2005 and 2006. In 2006 NHI was recognized as Commodity Supplier of the Year by Rockwell Collins.

National Hybrid Group’s principal markets consist of the government and military as well as commercial aerospace and industrial controls. During the year ended December 31, 2006 National Hybrid Group customers included Raytheon, Boeing, Lockheed Martin, BAE, Honeywell and Rockwell Collins.

The description set forth herein of the terms and conditions of the purchase of National Hybrid Group is qualified in its entirety by reference to the full text of the stock purchase agreement among Corporation, the Estate and National Hybrid Group, which is filed with this report as Exhibit 10.11 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired. Audited financial statements and unaudited interim financial statements for the National Hybrid Group and unaudited pro forma financial information for the Corporation reflecting the effect of the acquisition of the National Hybrid Group will be filed by amendment to this Form 8-K or an amendment to the Corporation’s registration statement on Form S-1 no later than 71 days after the date on which this initial Form 8-K is required to be filed.

(b)

10.10 Stock Purchase Agreement, dated as of January 24, 2007, among API Nanotronics Corp., the Estate of Benedict Pace, National Hybrid, Inc. and Pace Technology, Inc.

10.11 Promissory Note of API Nanotronics Corp., in the principal amount of $6,000,0000, dated as of January 24, 2007, in favor of Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2007	API NANOTRONICS CORP.

	By:	/s/ Phillip DeZwirek
Phillip DeZwirek
Chief Executive Officer

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